Exhibit 10.4

GLOBAL PARTNERS LP

LONG-TERM INCENTIVE PLAN

(As Amended and Restated Effective June 22, 2012

and further amended as of June 22, 2022)

SECTION 1. Purpose of the Plan.

The Global Partners LP Long-Term Incentive Plan (the “Plan”) is intended to promote the interests of Global Partners LP, a Delaware limited partnership (the “Company”), by providing to Employees, Consultants and Directors incentive compensation Awards for superior performance that are based on Units.  The Plan is also intended to enhance the ability of the Company and its Affiliates to attract and retain the services of individuals who are essential for the growth and profitability of the Company and to encourage those individuals to devote their best efforts to advancing the business of the Company.  The Plan is hereby amended and restated in its entirety as of June 22, 2022 (the “Effective Date”) to incorporate prior amendments to the Plan and to make certain other changes.

SECTION 2. Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with, the Person in question.  As used herein, the term “control” means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

“ASC Topic 718” means Accounting Standards Codification Topic 718, Compensation – Stock Compensation, or any successor accounting standard.

“Award” means an Option, UAR, Restricted Unit, Phantom Unit, Unit Award or Substitute Award granted under the Plan, and shall include any tandem DERs granted with respect to Phantom Unit.

“Award Agreement” means the written or electronic agreement by which an Award shall be evidenced.

“Board” means the Board of Directors of the General Partner.

“Change of Control” shall have the meaning assigned to such term in the applicable Award Agreement; provided, however, that if the applicable Award Agreement does not define the term “Change of Control” (or a similar term), then “Change of Control” means, and shall be deemed to have occurred upon the occurrence of one or more of the following events:  (i) any sale, lease, exchange or other transfer or disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company or the General Partner to any

Person and/or its Affiliates, other than to the Company, the General Partner and/or any of their Affiliates; (ii) the consolidation, reorganization, merger or other transaction pursuant to which more than 50% of the combined voting power of the outstanding equity interests in the General Partner cease to be owned by the Persons (including Affiliates thereof) who own such interests as of the effective date of the initial public offering of Units; or (iii) the General Partner (or one of its Affiliates) ceasing to be the general partner of the Company.

“Code” means the Internal Revenue Code of 1986, as amended.

“Committee” means the Compensation Committee of the Board or such other committee of the Board as may be appointed by the Board to administer the Plan.

“Consultant” means an independent contractor, other than a Director, who performs services for the benefit of the Company or an Affiliate of the Company.

“DER” means a distribution equivalent right, representing a contingent right, granted in tandem with a Phantom Unit, to receive an amount in cash equal to the cash distributions made by the Company with respect to a Unit during the period such tandem Phantom Unit is outstanding.

“Director” means a member of the Board who is not an Employee.

“Employee” means any employee of the Company or an employee of an Affiliate who performs services for the benefit of the Company or an Affiliate of the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, as of any given date, the closing sales price of a Unit on such date (or if there is no trading in the Units on such date, on the next preceding date on which there was trading) on the New York Stock Exchange or, if not listed on such exchange, on any other national securities exchange on which the Units are listed or on an inter-dealer quotation system, in any case, as reported in The Wall Street Journal (or other reporting service approved by the Committee).  Notwithstanding the foregoing, in the event Units are not publicly traded at the time a determination of Fair Market Value is required to be made hereunder, the determination of Fair Market Value shall be made in good faith by the Committee and, to the extent applicable, in compliance with Section 409A.

“General Partner” means Global GP LLC, the general partner of the Company.

“Option” means an option to purchase Units granted under the Plan.

“Participant” means any Employee, Consultant or Director granted an Award under the Plan.

“Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association, government agency or political subdivision thereof or other entity.

“Phantom Unit” means a phantom (notional) Unit granted under the Plan that, to the extent vested, entitles the Participant to receive a Unit or an amount of cash equal to the Fair Market Value of a Unit, as determined by the Committee in its discretion.

“Restricted Period” means the period established by the Committee with respect to an Award during which the Award remains subject to forfeiture and is either not exercisable by or payable to the Participant, as the case may be.

“Restricted Unit” means a Unit granted under the Plan that is subject to a Restricted Period.

“Rule 16b-3” means Rule 16b-3 promulgated by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

“SEC” means the Securities and Exchange Commission, or any successor thereto.

“Section 409A” means Section 409A of the Code and the Department of Treasury regulations and other interpretive guidance issued thereunder, including, without limitation, any such regulations or other guidance that may be issued after the Effective Date.

“Substitute Award” means an Award granted pursuant to Section 6(f) of the Plan.

“Unit” means a common unit of the Company.

“UDR” means a unit distribution right, granted in tandem with a Restricted Unit, representing the right to receive distributions made by the Company with respect to such Restricted Unit.

“Unit Appreciation Right” or “UAR” means an Award that, upon exercise, entitles the holder to receive the excess of the Fair Market Value of a Unit on the exercise date over the exercise price established for such Unit Appreciation Right.  Such excess shall be paid in Units or in cash as set forth in the applicable Award Agreement.

“Unit Award” means a grant of a Unit that is not subject to a Restricted Period.

SECTION 3. Administration.
(a)General.  The Plan shall be administered by the Committee.  Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Committee by the Plan, the Committee shall have full power and authority to: (i) designate Participants; (ii) determine the type or types of Awards to be granted to a Participant; (iii) determine the number of Units to be covered by Awards; (iv) determine the terms and conditions of any Award; (v) determine whether, to what extent, and under what circumstances Awards may be vested, settled, exercised, canceled, or forfeited; (vi) interpret and administer the Plan and any instrument or agreement relating to an Award made under the Plan; (vii) establish, amend, suspend, or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan; and (viii) make any other determination and take any other action that the Committee deems necessary or desirable for the administration of the Plan.  In addition to the foregoing, the Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or an Award Agreement in such manner and to such extent as the Committee deems necessary or appropriate.  Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Committee, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, and any beneficiary of any Award.
(b)Limitation of Liability.  The Committee and each member thereof shall be entitled to, in good faith, rely or act upon any report or other information furnished to such member by any officer or Employee of the General Partner, the Company or any of their respective Affiliates, the General Partner’s or the Company’s legal counsel, independent auditors, consultants or any other agents assisting in the administration of the Plan.  Members of the Committee and any officer or Employee of the General Partner, the Company or any of their respective Affiliates acting at the direction or on behalf of the Committee shall not be personally liable for any action or determination taken or made in good faith with respect to the Plan, and shall, to the fullest extent permitted by law, be indemnified and held harmless by the General Partner with respect to any such action or determination.
(c)Prohibition on Repricing of Awards.  Subject to the provisions of Section 4(c) hereof, the terms of outstanding Award Agreements may not be amended without the approval of the Company’s unitholders so as to (i) reduce the per Unit exercise price of any outstanding Options or Unit Appreciation Rights, (ii) cancel any outstanding Options or Unit Appreciation Rights in exchange for cash or other Awards when the Option or Unit Appreciation Right price per Unit exceeds the Fair Market Value of the underlying Units or (iii) otherwise reprice any Option or Unit Appreciation Right.  Subject to Section 4(c), Section 7(c) and Section 8(l), the Committee shall have the authority, without the approval of the unitholders of the Company, to amend any outstanding Award to increase the per Unit exercise price of any outstanding Options or Unit Appreciation Rights or to cancel and replace any outstanding Options or Unit Appreciation Rights with the grant of Options or Unit Appreciation Rights having a per Unit exercise price that is greater than or equal to the per Unit exercise price of the original Options or Unit Appreciation Rights.
SECTION 4. Units.
(a)Limits on Units Deliverable.  Subject to adjustment as provided in Section 4(c), the maximum number of Units that may be delivered with respect to Awards under the Plan is 4,300,000; provided, however, that if any Award terminates or is canceled prior to and without delivery of Units or if an Award is forfeited (including the forfeiture of Restricted Units) without the delivery of Units, then the Units covered by such Award, to the extent of such termination, cancellation, or forfeiture shall again be Units with respect to which Awards may be granted.  Units withheld from an Award to either satisfy the exercise or other purchase price of an Award or the tax withholding obligations of the General Partner or one of its Affiliates with respect to such Award, such Units shall again be available for future delivery pursuant to other Awards granted under the Plan.  Notwithstanding the foregoing, there shall not be any limitation on the number of Awards that may be granted under the Plan and paid in cash, and any Units allocated to an Award payable in cash or Units shall, to the extent paid in cash, be again available for delivery under the Plan with respect to other Awards.  With respect to UARs, the Company shall initially allocate the full number of Units subject to the UAR, and shall, upon settlement of the UAR, add back to the number of Units available under the Plan, the excess of (i) the number of Units initially allocated with respect to the UAR over (ii) the number of Units, if any, delivered in settlement of the UAR.
(b)Sources of Units Deliverable Under Awards.  Any Units delivered pursuant to an Award shall consist, in whole or in part, of Units acquired in the open market or from any Affiliate or any other Person, Units otherwise issuable by the Company, or any combination of the foregoing, as determined by the Committee in its sole discretion.
(c)Adjustments.  In the event that the Committee determines that any distribution (whether in the form of cash, Units, other securities, or other property), recapitalization, split, reverse split, reorganization, merger, Change of Control, consolidation, split-up, spin-off, combination, repurchase, or exchange of Units or other securities of the Company, issuance of warrants or other rights to purchase Units or other securities of the Company, or other similar transaction or event affects the Units such that an adjustment is determined by the Committee to be appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of (i) the number and type of Units (or other securities or property) with respect to which Awards may be granted, (ii) the number and type of Units (or other securities or property) subject to outstanding Awards, (iii) the grant or exercise price with respect to any Award, (iv) any other terms, conditions or limitations applicable to Awards (including, without limitation, any applicable performance targets or criteria with respect thereto) and/or (v) if deemed appropriate, make provision for a cash payment to the holder of an outstanding Award; provided, that the number of Units subject to any Award shall always be a whole number.
SECTION 5. Eligibility.

Any Employee, Consultant or Director shall be eligible to be designated a Participant and receive an Award under the Plan.  Notwithstanding the foregoing, Employees, Consultants and Directors that provide services to an Affiliate of the Company that is not considered a single employer with the Company under Section 414(b) of the Code or Section 414(c) of the Code shall not be eligible to receive Awards that are subject to Section 409A of the Code until such Affiliate adopts the Plan as a participating employer in accordance with Section 8(m).  Further, if the Units issuable pursuant to an Award are intended to be registered with the SEC under the Securities Act on a Form S-8 Registration Statement (“Form S-8”), then only Employees, Consultants, and Directors of the Company or a parent or subsidiary of the Company (within the meaning of General Instruction A.1(a) to Form S-8) will be eligible to receive such an Award to the extent necessary pursuant to Form S-8 to ensure the effective registration of the Units awarded pursuant to such an Award.

SECTION 6. Awards.
(a)Options.  The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Options shall be granted, the number of Units to be covered by each Option, the exercise price therefor and the conditions and limitations applicable to the exercise of the Option, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.  Options that are intended to comply with Treasury Regulation Section 1.409A-1(b)(5)(i)(A) or any successor regulation, may be granted only if the requirements of Treasury Regulation Section 1.409A-1(b)(5)(iii), or any successor regulation, are satisfied. Options that are otherwise exempt from or compliant with Section 409A may be granted to any eligible Employee, Consultant or Director.
(i)Exercise Price.  The exercise price per Unit under an Option shall be determined by the Committee at the time the Option is granted and, except with respect to Substitute Awards, may not be less than the Fair Market Value of a Unit as of the date of grant.
(ii)Time and Method of Exercise.  The Committee shall determine (a) the time or times at which an Option may be exercised in whole or in part and the other exercise terms with respect to an Option, which may include, without limitation, provisions for accelerated vesting upon the achievement of specified performance goals or other events, and (b) in its discretion, the method or methods by which payment of the exercise price with respect thereto may be made or deemed to have been made, which may include, without limitation, cash, check acceptable to the Company, a “cashless” exercise through a program approved by the Company, with the consent of the Company, the withholding of Units that would otherwise be delivered to the Participant upon the exercise of the Option, other securities or other property, or any combination thereof, having a Fair Market Value on the exercise date equal to the relevant exercise price.
(iii)Forfeitures.  Except as otherwise provided in the terms of an Award Agreement, upon termination of a Participant’s employment or consulting arrangement with the Company and its Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all Options shall be forfeited by the Participant.  The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Options.
(b)UARs.  The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Unit Appreciation Rights shall be granted, the number of Units to be covered by each grant, the exercise price therefor and the conditions and limitations applicable to the exercise of the Unit Appreciation Right, including the following terms and conditions and such additional terms and conditions, as the Committee shall determine, that are not inconsistent with the provisions of the Plan.  However, UARs may only be granted when the Units are publicly traded and shall terminate if the Units cease to be publicly traded.  UARs that are intended to comply with Treasury Regulation Section 1.409A-1(b)(5)(i)(B) or any successor regulation may be granted only if the requirements of Treasury Regulation Section 1.409A-

1(b)(5)(iii), or any successor regulation, are satisfied.  UARs that are otherwise exempt from or compliant with Section 409A may be granted to any eligible Employee, Consultant or Director.
(i)Exercise Price.  The exercise price per Unit Appreciation Right shall be determined by the Committee at the time the Unit Appreciation Right is granted and, except with respect to Substitute Awards, may not be less than the Fair Market Value of a Unit as of the date of grant.
(ii)Time of Exercise.  The Committee shall determine the time or times at which a Unit Appreciation Right may be exercised in whole or in part and the other exercise terms with respect a Unit Appreciation Right, which may include, without limitation, accelerated vesting upon the achievement of specified performance goals or other events.
(iii)Forfeitures.  Except as otherwise provided in the terms of an Award Agreement, upon termination of a Participant’s employment or consulting arrangement with the Company and its Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding Unit Appreciation Rights awarded the Participant shall be automatically forfeited on such termination.  The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Unit Appreciation Rights.
(c)Phantom Units.  The Committee shall have the authority to determine the Employees, Consultants, and Directors to whom Phantom Units shall be granted, the number of Phantom Units to be granted to each such Participant, the Restricted Period, the time or conditions under which the Phantom Units may become vested or forfeited, which may include, without limitation, a provision for accelerated vesting upon the achievement of specified performance goals or other events, and such other terms and conditions as the Committee may establish with respect to such Awards, including whether DERs are granted with respect to such Phantom Units.
(i)DERs.  To the extent provided by the Committee, in its discretion, a grant of Phantom Units may include a tandem DER grant, which may provide that such DERs shall be paid directly to the Participant, be credited to a bookkeeping account (with or without interest in the discretion of the Committee) subject to the same vesting restrictions as the tandem Award, or be subject to such other provisions or restrictions as determined by the Committee in its discretion. Absent a contrary provision in an Award Agreement, DERs shall be paid to the Participant without restriction at the same time as ordinary cash distributions are paid by the Company to its unitholders.  Notwithstanding the foregoing, DERs shall only be paid in a manner that is either exempt from or compliant with Section 409A.
(ii)Forfeitures.  Except as otherwise provided in the terms of an Award Agreement, upon termination of a Participant’s employment or consulting arrangement with the Company and its Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding Phantom Units awarded the Participant shall be automatically forfeited on such termination.  The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Phantom Units.
(iii)Lapse of Restrictions.  Upon or as soon as reasonably practical following the vesting of each Phantom Unit, subject to the provisions of Section 8(b), the Participant shall be entitled to receive from the Company one Unit or cash equal to the Fair Market Value of a Unit as of the vesting date, as determined by the Committee in its discretion.
(d)Restricted Units.  The Committee shall have the authority to determine the Employees, Consultants and Directors to whom Restricted Units shall be granted, the number of Restricted Units to be granted to each such Participant, the Restricted Period, the conditions under which the Restricted Units may become vested or forfeited, which may include, without limitation, the accelerated vesting upon the achievement of specified performance goals or other events, and such other terms and conditions as the Committee may establish with respect to such Awards.
(i)UDRs.  To the extent provided by the Committee, in its discretion, a grant of Restricted Units may provide that distributions made by the Company with respect to the Restricted Units shall be subject to the same forfeiture and other restrictions as the Restricted Unit and, if restricted, such distributions shall be held, without interest, until the Restricted Unit vests or is forfeited with the UDR being paid or forfeited at the same time, as the case may be.  Absent such a restriction on the UDRs in an Award Agreement, UDRs shall be paid to the holder of the Restricted Unit without restriction.  Notwithstanding the foregoing, UDRs shall only be paid in a manner that is either exempt from or compliant with Section 409A.
(ii)Forfeitures.  Except as otherwise provided in the terms of an Award Agreement, upon termination of a Participant’s employment or consulting with the Company and its Affiliates or membership on the Board, whichever is applicable, for any reason during the applicable Restricted Period, all outstanding Restricted Units awarded the Participant shall be automatically forfeited on such termination.  The Committee may, in its discretion, waive in whole or in part such forfeiture with respect to a Participant’s Restricted Units.
(iii)Lapse of Restrictions.  Upon or as soon as reasonably practical following the vesting of each Restricted Unit, subject to the provisions of Section 8(b), the Participant shall be entitled to have the restrictions removed from his or her Unit certificate so that the Participant then holds an unrestricted Unit.
(e)Unit Awards. Unit Awards may be granted under the Plan (i) to such Employees, Consultants and/or Directors and in such amounts as the Committee, in its discretion, may select and (ii) subject to such other terms and conditions, including, without limitation, restrictions on transferability, as the Committee may establish with respect to such Awards.
(f)Substitute Awards.  Awards may be granted under the Plan in substitution for similar awards held by individuals who become Employees, Consultants or Directors as a result of a merger, consolidation or acquisition by the Company or one of its Affiliates of another entity or the assets of another entity.  Such Substitute Awards that are Options or Unit Appreciation Rights may have exercise prices that are less than the Fair Market Value of a Unit on the date of the substitution if such substitution complies with Section 409A.
(g)General.
(i)Awards May Be Granted Separately or Together.  Awards may, in the discretion of the Committee, be granted either alone or in addition to, in tandem with, or in substitution for any other Award granted under the Plan or any award granted under any other plan of the Company or any Affiliate.  Awards granted in addition to or in tandem with other Awards or awards granted under any other plan of the Company or any Affiliate may be granted either at the same time as or at a different time from the grant of such other Awards or awards.
(ii)Limits on Transfer of Awards.
(A)Except as provided in paragraph (C) below or as provided in an Award Agreement, each Option and Unit Appreciation Right shall be exercisable only by the Participant during the Participant’s lifetime, or by the person to whom the Participant’s rights shall pass by will or the laws of descent and distribution.
(B)Except as provided in paragraph (C) below, no Award and no right under any such Award may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant other than by will or the laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Affiliate.
(C)To the extent specifically provided or approved by the Committee with respect to an Award, an Award may be transferred by a Participant without consideration to immediate family members or related family trusts, limited partnerships or similar entities on such terms and conditions as the Committee may from time to time establish or by will or the laws of descent and distribution.
(iii)Term of Awards.  The term of each Award shall be for such period as may be determined by the Committee.
(iv)Unit Certificates.  All certificates for Units or other securities of the Company delivered under the Plan pursuant to any Award or the exercise thereof may be evidenced in any manner deemed appropriate by the Committee, in its sole discretion, including, without limitation, in the form of a certificate issued in the name of the Participant or by book entry, electronic or otherwise, and shall be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and/or other requirements of the SEC, any securities exchange upon which such Units or other securities are then listed, and any applicable federal or state laws, and the Committee may cause a legend or legends to be put on any such certificates or book entry to make appropriate reference to such restrictions.

(v)Consideration for Grants.  To the extent permitted by applicable law, Awards may be granted for such consideration, including services, as the Committee shall determine.
(vi)Delivery of Units or other Securities and Payment by Participant of Consideration.  Notwithstanding anything in the Plan or any Award Agreement to the contrary, subject to compliance with Section 409A, the Company shall not be required to issue or deliver any certificates or make any book entries evidencing Units pursuant to the exercise or vesting of any Award, unless and until the Board or the Committee has determined, with advice of counsel, that the issuance of such Units is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any securities exchange on which the Units are listed or traded, and the Units are covered by an effective registration statement or applicable exemption from registration. In addition to the terms and conditions provided herein, the Board or the Committee may require that a Participant make such reasonable covenants, agreements, and representations as the Board or the Committee, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. Without limiting the generality of the foregoing, the delivery of Units pursuant to the exercise or vesting of an Award may be deferred for any period during which, in the good faith determination of the Committee, the Company is not reasonably able to obtain or deliver Units pursuant to such Award without violating applicable law or the applicable rules or regulations of any governmental agency or securities exchange.  No Units or other securities shall be delivered pursuant to any Award until payment in full of any amount required to be paid pursuant to the Plan or the applicable Award Agreement (including, without limitation, any exercise price or tax withholding) is received by the Company.
(vii)Change of Control, Similar Events.  In the event of a Change of Control, the Committee, in its sole discretion, may provide that all Awards then outstanding shall become fully exercisable and payable in full, as the case may be, on such Change of Control or at such earlier time as the Committee may provide.  In the event the Company or the General Partner shall become a party to any corporate or partnership merger, consolidation, split-up, spin-off, reorganization, or liquidation that does not constitute a Change of Control (a “Similar Event”), the Committee, in its sole discretion, may provide for the complete or partial acceleration of any time periods relating to the exercise or vesting of any outstanding Award so that such Award may be exercised or paid in full, as the case may be, on or before the date such Award would otherwise have been exercisable or payable.  In addition, in the event of a Change of Control or a Similar Event the Committee may, without the approval of any Person, including any Participant, in its sole discretion (A) cause any Award then outstanding to be assumed by the surviving entity in such transaction; (B) require the mandatory surrender to the Company by any Participant or beneficiary of some or all of the outstanding Awards held by such Person (irrespective of whether such Awards are then exercisable or payable under the provisions of the Plan) as of a date specified by the Committee, in which event such Awards shall be cancelled and each Person paid an amount of cash per unit equal to the amount that could have been attained upon the exercise or vesting of such Award or realization of the holder’s rights had such Award been currently exercisable or payable; (C) require the substitution of a new Award for some or all of the outstanding Awards held by a holder (irrespective of whether such Awards are then exercisable or vested under the provisions of the Plan) provided that any replacement or substituted Award shall be equivalent in economic value to the holder, as determined by the Committee; (D) make such adjustments to any Award then outstanding as the Committee deems appropriate to reflect such Change of Control or Similar Event; and (E) require that any Award must be exercised in connection with or prior to the closing of such Change of Control or Similar Event, and that if not so exercised such Award will expire.  Any such determinations by the Committee may be made generally with respect to all Participants, or may be made on a case-by-case basis with respect to particular Participant(s).  Notwithstanding the foregoing or any provision contained in the applicable Award Agreement, no Award that is subject to Section 409A shall be payable or exerciseable as described above unless the Change of Control also constitutes a “change in the ownership or effective control” or “in the ownership of a substantial portion of the assets” within the meaning of the Section 409A.
SECTION 7. Amendment and Termination.

Except to the extent prohibited by applicable law:

(a)Amendments to the Plan.  Except as required by applicable law or the rules of the principal securities exchange on which the Units are traded and subject to Section 7(b) below, the Board or the Committee may amend, alter, suspend, discontinue, or terminate the Plan in any manner, without the consent of any partner, Participant, other holder or beneficiary of an Award, or other Person.
(b)Amendments to Awards.  Subject to Section 7(a), the Committee may waive any conditions or rights under, amend any terms of, or alter any Award theretofore granted, provided no change, other than pursuant to Section 7(c), in any Award shall materially reduce the rights or benefits of a Participant with respect to such Award without the consent of such Participant.
(c)Adjustment of Awards Upon the Occurrence of Certain Unusual or Nonrecurring Events.  The Committee may make adjustments in the terms and conditions of, and the criteria included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in Section 4(c) of the Plan) affecting the Company or the financial statements of the Company, or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or an outstanding Award.  Without limiting the foregoing, the Committee, in its sole discretion, without the consent of any Participant or holder of an Award, and on such terms and conditions as it deems appropriate, may take any one or more of the following actions:
(i)provide for either (A) the termination of any Award in exchange for a payment in an amount, if any, equal to the amount that would have been attained upon the exercise of such Award or realization of the Participant’s rights under such Award (and, for the avoidance of doubt, if as of the date of the occurrence of such transaction or event the Committee determines in good faith that no amount would have been attained upon the exercise of such Award or realization of the Participant’s rights, then such Award may be terminated by the Company without payment) or (B) the replacement of such Award with other rights or property selected by the Committee in its sole discretion having an aggregate value not exceeding the amount that could have been attained upon the exercise of such Award or realization of the Participant’s rights had such Award been currently exercisable or payable or fully vested;
(ii)provide that such Award be assumed by the successor or survivor entity, or a parent or subsidiary thereof, or be exchanged for similar options, rights or awards covering the equity of the successor or survivor, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of equity interests and prices;
(iii)make adjustments in the number and type of Units (or other securities or property) subject to outstanding Awards, and in the number and kind of outstanding Awards or in the terms and conditions of (including the exercise price), and the vesting and performance criteria included in, outstanding Awards, or both;
(iv)provide that such Award shall vest or become exercisable or payable, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement; and
(v)provide that such Award shall vest or become exercisable or payable, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement.

Notwithstanding the foregoing, (i) with respect to an above event that is an “equity restructuring” event that would be subject to a compensation expense pursuant to ASC Topic 718, or any successor accounting standard, the provisions in Section 4(c) shall control to the extent they are in conflict with the discretionary provisions of this Section 7(c); provided, however, that nothing in this Section 7(c) or Section 4(c) shall be construed as providing any Participant or any beneficiary any rights with respect to the “time value”, “economic opportunity” or “intrinsic value” of an Award or limiting in any manner the Committee’s actions that may be taken with respect to an Award as set forth above or in Section 4(c); and (ii) no action shall be taken under this Section 7(c) which shall cause an Award to fail to comply with Section 409A, to the extent Section 409A is applicable to such Award.

SECTION 8. General Provisions.
(a)No Rights to Award.  No Person shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants.  The terms and conditions of Awards need not be the same with respect to each recipient.
(b)Tax Withholding.  Unless other arrangements have been made that are acceptable to the General Partner, the General Partner and each of its Affiliates is authorized to deduct or withhold from any Award, or cause to be deducted or withheld, from any payment due or transfer made under any Award or from any compensation or other amount owing to a Participant the amount (in cash, Units, other securities or property, or Units that would otherwise be issued or delivered pursuant to such Award) of any applicable taxes payable in respect of the grant or settlement of an Award, its exercise, the lapse of restrictions thereon, or any other payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the General Partner to satisfy its withholding obligations for the payment of such taxes.  Notwithstanding the foregoing, with respect to any Participant who is subject to Rule 16b-3, except as otherwise provided in any tax withholding policy or procedure adopted by the General Partner, such tax withholding automatically shall be effected by the General Partner or one of its Affiliates either by (i) withholding Units otherwise deliverable to the Participant on the vesting or payment of such Award or (ii) requiring the Participant to pay an amount equal to the applicable taxes payable in cash.  In the event that Units that would otherwise be issued pursuant to an Award are used to satisfy such withholding obligations, the number of Units which may be withheld or surrendered shall be limited to the number of Units which have a Fair Market Value (which, in the case of a broker-assisted transaction, shall be determined by the Committee, consistent with applicable provisions of the Code), on the date of withholding, equal to the aggregate amount of such liabilities based on the minimum statutory withholding rates for federal, state, local and foreign income tax and payroll tax purposes that are applicable to such supplemental taxable income.
(c)No Right to Employment or Services.  The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the General Partner or any of its Affiliates or to remain on the Board or a Consultant, as applicable.  Further, the General Partner or any of its Affiliates may at any time dismiss a Participant from employment or terminate a consulting relationship, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.
(d)Governing Law.  The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware without regard to its conflicts of laws principles.
(e)Severability.  If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.
(f)Other Laws.  The Committee may refuse to issue or transfer any Units or other consideration under an Award if, in its sole discretion, it determines that the issuance or transfer of such Units or such other consideration might violate any applicable law or regulation, the rules of the principal securities exchange on which the Units are then traded, or result in recoverable short-swing profits under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder or beneficiary.
(g)No Trust or Fund Created.  Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the

Company or any participating Affiliate and a Participant or any other Person.  To the extent that any Person acquires a right to receive payments from the Company or any participating Affiliate pursuant to an Award, such right shall be no greater than the right of any general unsecured creditor of the Company or any participating Affiliate.
(h)No Fractional Units.  No fractional Units shall be issued or delivered pursuant to the Plan or any Award, and the Committee shall determine whether cash, other securities, or other property shall be paid or transferred in lieu of any fractional Units or whether such fractional Units or any rights thereto shall be canceled, terminated, or otherwise eliminated.
(i)Headings.  Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference.  Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.
(j)Facility Payment.  Any amounts payable hereunder to any person under legal disability or who, in the judgment of the Committee, is unable to properly manage his financial affairs, may be paid to the legal representative of such person, or may be applied for the benefit of such person in any manner which the Committee may select, and the Company shall be relieved of any further liability for payment of such amounts.
(k)Gender and Number.  Words in the masculine gender shall include the feminine gender, the plural shall include the singular and the singular shall include the plural.
(l)Section 409A. To the extent that the Committee determines that any Award granted under the Plan is subject to Section 409A, the Award Agreement evidencing such Award shall include the terms and conditions required by Section 409A.  To the extent applicable, the Plan and Award Agreements shall be interpreted in accordance with Section 409A. Notwithstanding any provision of the Plan to the contrary, in the event that following the Effective Date, the Committee determines that any Award may be subject to Section 409A, the Committee may adopt such amendments to the Plan and the applicable Award Agreement, adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), and/or take any other actions that the Committee determines are necessary or appropriate to preserve the intended tax treatment of the Award, including without limitation, actions intended to (i) exempt the Award from Section 409A or (ii) comply with the requirements of Section 409A; provided, however, that nothing herein shall create any obligation on the part of the Committee, the Company, the General Partner or any of their respective Affiliates to adopt any such amendment, policy or procedure or take any such other action, nor shall the Committee, the Company, the General Partner or any of their respective Affiliates have any liability for failing to do so.  Notwithstanding any provision in the Plan to the contrary, the time of payment with respect to any Award that is subject to Section 409A shall not be accelerated, except as permitted under Treasury Regulation Section 1.409A-3(j)(4).
(m)Participation by Affiliates.  With the consent of the Committee, any Affiliate of the Company that is not considered a single employer with the Company under Section 414(b) of the Code or Section 414(c) of the Code may adopt the Plan for the benefit of its Employees, Consultants or Directors by written instrument delivered to the Committee before the grant to such Affiliate’s Employees, Consultants or Directors under the Plan of any Award that is subject to Section 409A of the Code.  In making Awards to Consultants and Employees employed by an entity other than the General Partner, the Committee shall be acting on behalf of the Affiliate, and to the extent the Company has an obligation to reimburse the Company for compensation paid to Consultants and Employees for services rendered for the benefit of the Company, such payments or reimbursement payments may be made by the Company directly to the Affiliate.
(n)Clawback.  Notwithstanding any provisions in the Plan to the contrary, to the extent required by (i) applicable law, including, without limitation, the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, any SEC rule or any applicable securities exchange listing standards and/or (ii) any policy that may be adopted by the Board, Awards and amounts paid or payable pursuant to or with respect to Awards shall be subject to clawback to the extent necessary to comply with such law(s) and/or policy, which clawback may include forfeiture, repurchase and/or recoupment of Awards and amounts paid or payable pursuant to or with respect to Awards.
SECTION 9. Term of the Plan.

The Plan, as amended and restated hereby, shall be effective as of June 22, 2022 and shall continue until the earliest of (i) the date terminated by the Board or the Committee, (ii) the date Units are no longer available for Awards under the Plan or (iii) June 22, 2032.  However, any Award granted prior to such termination, and the authority of the Board or the Committee to amend, alter, adjust, suspend, discontinue, or terminate any such Award or to waive any conditions or rights under such Award, shall extend beyond such termination date.